Exhibit 5.1

                        Squire, Sanders & Dempsey L.L.P.
                             Two Renaissance Square
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                            Telephone: (602) 528-4000
                            Facsimile: (602) 253-8129

                                November 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

Ladies and Gentlemen:

     This firm is counsel for BestNet Communications Corp., a Nevada corporation (the "Company"). As such, we are familiar with the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of up to 1,662,050 shares of the Company's common stock, par value $.001 (the "Common Stock"), which are the subject of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended. Of the 1,662,050 shares included in the Registration Statement, 665,000 shares are issuable upon conversion of the Company's 6% Convertible Promissory Notes, 732,500 shares are issuable upon exercise of outstanding warrants, and 264,550 shares are presently outstanding.

     We also have examined all instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such an examination, we have assumed the genuineness and authority of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the shares of the Common Stock that are being registered for resale by certain selling securityholders pursuant to the Registration Statement are duly authorized, and will be, when issued and paid for in the manner described in the Registration Statement, validly issued, fully paid and non-assessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with the state regulatory agencies in such states as may require such filing in connection with the registration of the Common Stock for offer and sale in such states.

                                        Respectfully Submitted,

                                        /s/ Squire, Sanders & Dempsey L.L.P.

                                        SQUIRE, SANDERS & DEMPSEY L.L.P.